Exhibit 21.01

List of Subsidiaries of Proofpoint Inc.

Wholly-Owned Subsidiaries	Jurisdiction of Incorporation
PROOFPOINT CANADA INC.	Ontario, Canada
PROOFPOINT GMBH	Federal Republic of Germany
PROOFPOINT INTERNATIONAL, INC.	Delaware, USA
PROOFPOINT JAPAN KK	Japan
PROOFPOINT LIMITED	England and Wales
PROOFPOINT MALTA LTD	Republic of Malta
PROOFPOINT PTY LTD	Commonwealth of Australia
PROOFPOINT SINGAPORE PTE. LTD.	Republic of Singapore
NEXTPAGE, INC.	Delaware, USA
PROOFPOINT NI LTD.	Northern Ireland
ABACA TECHNOLOGY CORPORATION	Delaware, USA
ARMORIZE TECHNOLOGIES, INC. (US)	Delaware, USA
SENDMAIL, INC.	Delaware, USA
SENDMAIL INTERNATIONAL, INC.	Delaware, USA
SENDMAIL SOFTWARE GMBH	Germany
SENDMAIL SARL	France
SENDMAIL KK	Japan
NETCITADEL, INC.	Delaware, USA
NEXGATE, INC.	Delaware, USA
EMERGING THREATS PRO, LLC	Indiana, USA
MOSCOW ACQUISITION CORPORATION	Delaware, USA
SOCIALWARE, INC.	Delaware, USA
ONTARIO ACQUISITION SUB CORPORATION	Delaware, USA
PROOFPOINT ISRAEL LTD	Israel
PROOFPOINT ISRAEL HOLDINGS LTD	Israel
CLEVELAND ACQUISITION CORPORATION	Delaware, USA